FORM 8-K


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               Form 8-K
                            Current Report


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
June 23, 1997

                         FIRST REPUBLIC BANCORP INC.
                         ---------------------------
           (Exact name of registrant as specified in its charter)


         Delaware                    0-15882                  94-2964497
-------------------------           -----------             ---------------
(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                  File Number)          Identification No.)



                               388 Market Street
                            San Francisco, CA  94111
                            ------------------------
             (Address of principal executive office) (Zip Code)


                               (415) 392-1400
                               --------------
            (Registrant's telephone number, including area code)


                               Not applicable
                               --------------
         (Former name, former address, if changed since last report)

FIRST REPUBLIC BANCORP INC.                                        Page 2

Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated June 23, 1997, concerning its announcement of executing a letter of intent to acquire a 19.9% equity interest in Trainer, Wortham & Company, Inc., an investment advisory firm.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 First Republic Bancorp Inc.
                                 (Registrant)



Date: June 23, 1997              ----------------------------
                                 Willis H. Newton, Jr.
                                 Senior Vice President and
                                 Chief Financial Officer

FOR IMMEDIATE RELEASE

    First Republic Intends to Purchase 19.9% of Investment Advisor
                 Trainer, Wortham & Company, Incorporated

    San Francisco, June 23, 1997 - First Republic Bancorp Inc.
(NYSE: FRC) today announced that it has executed a letter of intent to acquire, through its wholly owned subsidiary First Republic Savings Bank, a 19.9% equity stake in Trainer, Wortham & Company, Incorporated of New York City, one of the nation's oldest independent investment advisory firms. The purchase price for this equity interest is $7 million in cash and First Republic will have an option for additional ownership in the future.

    Trainer, Wortham, founded in 1924, manages in excess of $2 billion for high net worth individuals and institutional investors, including foundation, endowment and Taft-Hartley clients. The firm manages equity, fixed income and balanced accounts.

    "We think our customers and shareholders will benefit from the value that will be generated by offering Trainer, Wortham's personalized brand of quality investment management to First Republic's high net worth clientele." said James Herbert, President of First Republic. "We serve much of the same type of client base and Trainer, Wortham, like First Republic, has a reputation for quality client service and performance."

    "First Republic provides an immediate geographic expansion for Trainer, Wortham and the opportunity to serve First Republic's well established clientele," said Charles Moore, President of Trainer, Wortham. "We look forward to bringing our strong, long-term track record and personalized form of investment management to First Republic's sophisticated customers."

    Trainer, Wortham's current management has been together for over 20 years and will continue to manage Trainer, Wortham from its offices at 845 Third Avenue, New York, New York. A Trainer, Wortham Managing Director and other personnel will relocate to First Republic's executive offices in San Francisco. Mr. Herbert will join Trainer, Wortham's board of directors and Mr. Moore will join First Republic's board of directors.

    The proposed transaction is scheduled to close in the third quarter. The transaction is subject to regulatory approval and execution of definitive agreements, among other things.

    First Republic has total assets of $2.2 billion and functions as a direct lender and private banker as well as a mortgage banker through First Republic Savings Bank, its FDIC-insured subsidiary. First Republic provides both loan and deposit services from locations in San Francisco, Los Angeles, Beverly Hills, and San Diego, California and in Las Vegas, Nevada.

                                 # # # #
For further information call:
Mr. Owen Blicksilver
Principal Communications
875 3rd Avenue
New York, NY 10022
(212)303-7603